                                   EXHIBIT 99

                                                   Contact: Patricia D. Phillips
                                                            (Investor Relations)
                                                            602/207-1040
                                                            pphillip@viad.com

            VIAD CORP ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

                 REPORTS DILUTED EARNINGS PER SHARE OF $0.29 FOR
                       FOURTH QUARTER AND $1.29 FOR 2001
         DOWN 9.4 PERCENT AND 15.7 PERCENT FROM PRIOR YEAR, RESPECTIVELY
                 (BEFORE RESTRUCTURING CHARGES AND OTHER ITEMS)

          FOURTH QUARTER PAYMENT SERVICES REVENUES AND OPERATING INCOME
                 UP 13.3 PERCENT AND 11.0 PERCENT, RESPECTIVELY
                         (ON A TAXABLE EQUIVALENT BASIS)

              VIAD'S RESULTS FOR 1998, 1999 AND 2000 TO BE RESTATED
                NET INCOME FOR THE THREE YEARS OF $370.4 MILLION
                    TO BE REDUCED BY A TOTAL OF $12.4 MILLION

     PHOENIX, AZ -- January 24, 2002 -- Viad Corp (NYSE:VVI) today announced net income for the quarter ended December 31, 2001 of $25,187,000 or $0.29 per share on a diluted basis, down 9.4 percent on a per share basis from net income of $28,446,000, or $0.32 per share in the 2000 fourth quarter. All income and per share amounts for 2000 presented herein have been restated as discussed below. Revenues on a taxable equivalent basis were $375,392,000, down 12.9 percent from $430,782,000 in the 2000 fourth quarter. On the same basis, operating income for the quarter was $47,185,000, down 3.5 percent from $48,896,000 in the 2000 fourth quarter, and operating margins were 12.6 percent, up from 11.4 percent in 2000. Cash earnings per share for the quarter (defined as income plus after-tax goodwill amortization) was $0.33 compared with $0.36 in the 2000 fourth quarter. Cash flow (EBITDA, defined as earnings before interest, taxes, depreciation and amortization) for the quarter was $62,933,000, down 8.5 percent from $68,757,000 in 2000.

         For the full year 2001, income before restructuring charges and other items was $112,337,000, or $1.29 per share, down 15.7 percent on a per share basis from comparable income of $139,942,000, or $1.53 per share in 2000. After deducting restructuring charges and other items, net income for 2001 was $51,134,000, or $0.58 per share, compared with net income of $140,819,000, or $1.54 per share in 2000. Revenues on a taxable equivalent basis for the full year were $1,706,237,000, down 3.9 percent from $1,776,306,000 in the prior year. On the same basis, operating income was $227,606,000, down 10.6 percent from $254,688,000 in 2000, and full year operating margins were 13.3 percent, down from 14.3 percent in 2000. As of December 31, 2001, there were 4,600,000 fewer average shares of common stock outstanding, primarily due to share repurchase programs in 2000. Cash earnings per share for the year was $1.45 compared with $1.68 in 2000. Cash flow (EBITDA) for the year was $288,999,000, down 11.1 percent from $325,073,000 in 2000.

         Robert H. Bohannon, Chairman, President and Chief Executive Officer, said: "Overall, earnings exceeded our expectations for the year and the quarter, due to continued strong performance by TravelersExpress/MoneyGram, better-than-expected results from GES, cost savings from the restructuring program and other cost savings initiatives undertaken in the latter half of the year. While this past year has been difficult for Viad, we are pleased with the performance of TravelersExpress/MoneyGram and are confident that the restructuring has better positioned the convention business to weather the continued downturn in the convention and events industry, and will allow us to better meet client needs and grow when the economic climate improves."

FINANCIAL RESTATEMENT RELATED TO EXHIBITGROUP/GILTSPUR

         In the third quarter of 2001, Viad announced a pre-tax restructuring charge of $66,100,000 relating, in large part, to the closure and consolidation of certain of Exhibitgroup/Giltspur's 15 facilities, excluding foreign operations. The charge included costs known and identified at that time, associated with the closing of those facilities, including the anticipated write-down of certain assets, inventories, lease termination costs and expected severance and employee related costs. As the company undertook the actual closure process and the full reconciliation of accounts at all Exhibitgroup/Giltspur facilities, it discovered that, in addition to the amounts included in the restructuring charge, certain charges and expenses relating principally to the accounting for work-in-process and raw material inventories were necessary. Upon reviewing those additional items, it was determined that some of them related to prior periods, and could not properly be taken in the fourth quarter. As a result, Viad in consultation with its outside auditors, Deloitte & Touche LLP, determined it was necessary to restate Viad's audited financial statements for 1998, 1999 and 2000. The restatement is attributable only to Exhibitgroup/Giltspur (one of two operating companies included in the Convention and Event Services segment). The restatement has no impact on previously reported cash, revenues, or on the unaudited quarterly results previously reported for 2001. The restatement will reduce Viad's cumulative three year income from continuing operations by a total of $12,426,000, from $370,395,000, as originally reported, or by 3.4 percent as follows: $2,649,000 for 1998, $6,104,000 for 1999, and $3,673,000 for 2000.
Consequently, Viad's diluted earnings per share will be reduced by: $0.03 for 1998, $0.06 for 1999, and $0.04 for 2000. (See Restatement Detail in Note A of Notes to Summary of Consolidated Income).

         Bohannon said: "We are very disappointed with the need to restate prior period earnings. The restatement reflects a comprehensive review of all Exhibitgroup/Giltspur's locations. In January 2001, we brought in Gordon Anderson as President and CEO of Exhibitgroup/Giltspur. In light of a deteriorating economy, his primary objective was to analyze Exhibitgroup/Giltspur's current operating structure. Exhibitgroup/Giltspur has long operated with a number of local manufacturing facilities throughout the country, which was found to be inefficient. As a result of that analysis, we announced a restructuring plan and are in the process of reducing the number of manufacturing locations from 15 to 5, excluding foreign operations. We have taken appropriate steps, including an accelerated plan for centralization of

Exhibitgroup/Giltspur's finance and accounting functions, intended to ensure that this will not occur again in the future."

PAYMENT SERVICES

         Commenting on results for Payment Services, Bohannon said, "Travelers Express/MoneyGram continues to perform very well in its Official Check and MoneyGram operations. We are particularly excited about our recent MoneyGram signing to rollout our wire transfer product at approximately 2,700 Walmart stores. We anticipate that the majority of the stores will be rolled out by the second quarter of 2002 and the remainder will be rolled out by the end of the year."

         Payment Services revenues on a taxable equivalent basis for the 2001 fourth quarter grew 13.3 percent to $202,389,000, up from $178,665,000 in the 2000 fourth quarter. On the same basis, operating income was up 11.0 percent to $53,747,000 compared with $48,433,000 in 2000, and operating margins for the quarter were 26.6 percent compared with 27.1 percent in the 2000 fourth quarter. Official Check reported excellent results, as did MoneyGram. TravelersExpress/MoneyGram's average investable balances grew to $5.7 billion, up 35 percent from the prior year quarter. MoneyGram's transactions grew over 35 percent from the prior year's fourth quarter. This growth has accelerated from the 29 percent reported in the third quarter of 2001.

          For the full year 2001, Payment Services revenues on a taxable equivalent basis were also up 13.3 percent to $760,740,000 compared with $671,683,000 in 2000. On the same basis, and before restructuring charges and other items, operating income was $176,615,000, up 10.3 percent over $160,055,000 in 2000, and operating margins for the year were 23.2 percent compared with 23.8 percent in 2000. Travelers Express/MoneyGram's average investable balances grew to $5.0 billion, up over 30 percent from the prior year reflecting strong growth in the second half of the year. MoneyGram transaction growth was over 25 percent for the full year. Travelers Express/MoneyGram continues to add to its well-established network of more than 100,000 agents spread across 150 nations.

         Noting recent contract wins with Huntington Bancshares and Sovereign Bank as further evidence of the continued strength of the company's Official Check product, and MoneyGram's signing of the Walmart contract, Bohannon said, "We are very optimistic about the long-term growth prospects of our TravelersExpress/MoneyGram business."

CONVENTION AND EVENT SERVICES

         Convention and Event Services revenue was $168,998,000, a decrease of
31.4 percent from $246,349,000 in the fourth quarter 2000. Operating losses for the segment were $4,825,000 compared with operating income of $1,917,000 in the 2000 quarter. Operating income for 2000 has been restated. For the full year 2001, Convention and Event Services revenue was $884,044,000, a decrease of 14.3 percent from $1,032,115,000 in 2000. Operating income, before restructuring charges and other items, was $36,293,000, down 51.9 percent from $75,510,000 in the prior year and operating margins were 4.1 percent, down from 7.3 percent in 2000.

         The operating companies within the segment, GES and Exhibitgroup/Giltspur, are making substantial progress in eliminating and controlling overhead and other costs through the restructuring program, which is on schedule. As a result of these restructuring efforts, the segment performed better than anticipated and delivered sequential quarterly improvement in operating margins of approximately 130 basis points over the 2001 third quarter. Additionally, GES recently announced it signed the 2002 International Manufacturing and Technology Show (IMTS), one of the largest tradeshows in the world.

2002 OUTLOOK

         Bohannon concluded: "We expect the economic weakness to continue well into 2002. However, we do anticipate that we will show modest earnings growth over 2001 due to the strength of the Payment Services segment and our restructuring initiatives. Our outlook for 2002 is for Viad's earnings growth in the range of 3 to 6 percent. This translates into expected EPS in the range of $1.49 to $1.53, excluding the amortization of goodwill, which will no longer be allowed beginning in 2002, or $1.33 to $1.37 after deducting for goodwill amortization as in 2001. We believe the economy will continue to challenge the convention and event industry throughout 2002. Because of this, our outlook for the Convention and Event Services segment is for a revenue decline of 5 to 10 percent from 2001 levels, and we expect the Payment Services segment to continue to show strong performance and to deliver revenue growth in the low teens for the year."

         Viad is a $1.7 billion revenue S&P MidCap 400 company. Major subsidiaries include TravelersExpress/MoneyGram of Minneapolis, GES Exposition Services of Las Vegas and Exhibitgroup/Giltspur of Chicago. For more information visit the company's Web site at www.viad.com.

                                     # # # #

As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995" Viad cautions readers that this press release includes certain information that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, or expectations of or current trends in future growth, productivity improvements, ongoing cost reduction efforts, tax rates, and restructuring plans (including timing and realization of cost savings). Actual results might differ materially from those projected in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, gains and losses of customers, consumer demand patterns, purchasing decisions related to customer demand for convention and event services, existing and new competition, industry alliances and consolidation and growth patterns within the industries in which Viad competes may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities that could affect forward-looking statements.

                           VIAD CORP AND SUBSIDIARIES
                         SUMMARY OF CONSOLIDATED INCOME
                        (PRELIMINARY - SUBJECT TO AUDIT)

                                                            Quarter Ended December 31,              Year Ended December 31,
                                                       -----------------------------------   -----------------------------------
(000 omitted, except per share data)                       2001          2000          %         2001          2000          %
                                                       -----------    -----------    -----   -----------    -----------    -----
                                                                      As Restated                           As Restated
                                                                       (Note A)                              (Note A)
Revenues:
    ONGOING OPERATIONS, taxable
       equivalent basis (Note B)                       $   375,392    $   430,782   -12.9%   $ 1,706,237    $ 1,776,306     -3.9%
    Sold businesses                                                                                              19,023        NM
    Taxable equivalent adjustment and elimination          (10,218)       (17,737)  -42.4%       (46,847)       (68,521)   -31.6%
                                                       -----------    -----------   ------    -----------    -----------   ------
                                                       $   365,174    $   413,045   -11.6%   $ 1,659,390    $ 1,726,808     -3.9%
                                                       ===========    ===========   ======   ===========    ===========    ======

Operating income before restructuring charges
    and other items:
    ONGOING OPERATIONS, taxable
       equivalent basis (Notes B and E)                $    47,185    $    48,896    -3.5%   $   227,606    $   254,688    -10.6%
    Sold businesses                                                                                               2,467        NM
    Taxable equivalent adjustment and elimination          (10,218)       (17,737)  -42.4%       (46,847)       (68,521)   -31.6%
Corporate activities and minority interests (Note C)        (2,322)         1,940       NM       (13,355)       (11,500)    16.1%
Net interest expense                                        (3,724)        (4,476)  -16.8%       (20,284)       (12,188)    66.4%
                                                       -----------    -----------   ------   -----------    -----------    ------
Income before income taxes                                  30,921         28,623     8.0%       147,120        164,946    -10.8%
Income taxes (Note D)                                       (5,734)          (177)      NM       (34,783)       (25,004)    39.1%
                                                       -----------    -----------   ------   -----------    -----------    ------
INCOME BEFORE RESTRUCTURING CHARGES
    AND OTHER ITEMS                                         25,187         28,446   -11.5%       112,337        139,942    -19.7%
Restructuring charges and other items,
    net of tax (Note E)                                                                          (61,203)           877        NM
                                                       -----------    -----------   ------   -----------    -----------    ------
Net income                                             $    25,187    $    28,446   -11.5%   $    51,134    $   140,819    -63.7%
                                                       ===========    ===========   ======   ===========    ===========    ======

Diluted net income per common share:
    INCOME BEFORE RESTRUCTURING CHARGES
       AND OTHER ITEMS                                 $      0.29    $      0.32    -9.4%   $      1.29    $      1.53    -15.7%
    Restructuring charges and other items                                                          (0.71)          0.01        NM
                                                       -----------    -----------   ------   -----------    -----------    ------
    Net income per share                               $      0.29    $      0.32    -9.4%   $      0.58    $      1.54    -62.3%
                                                       ===========    ===========   ======   ===========    ===========    ======

Basic net income per common share:
    Income before restructuring charges
       and other items                                 $      0.29    $      0.32    -9.4%   $      1.30    $      1.56    -16.7%
    Restructuring charges and other items                                                          (0.72)          0.01        NM
                                                       -----------    -----------   ------   -----------    -----------    ------
    Net income per share                               $      0.29    $      0.32    -9.4%   $      0.58    $      1.57    -63.1%
                                                       ===========    ===========   ======   ===========    ===========    ======

Common shares treated as outstanding
  for net income per share calculations:

       Average outstanding shares                           85,733         87,016    -1.5%        85,503         88,802     -3.7%
                                                       ===========    ===========    =====   ===========    ===========    ======

       Average outstanding and potentially
       dilutive shares                                      86,248         88,461    -2.5%        86,322         90,925     -5.1%
                                                       ===========    ===========    =====   ===========    ===========    ======

NM = not meaningful

                           VIAD CORP AND SUBSIDIARIES
                         SUMMARY OF CONSOLIDATED INCOME
                        (PRELIMINARY - SUBJECT TO AUDIT)

NOTES TO SUMMARY OF CONSOLIDATED INCOME:

(A) Restatement -- In the third quarter of 2001, Viad announced a pre-tax restructuring charge of $66,100,000 (Note E) relating, in large part, to the closure and consolidation of certain of Exhibitgroup/Giltspur's 15 facilities, excluding foreign operations. The charge included costs known and identified at that time, associated with the closing of those facilities, including the anticipated write-down of certain assets, inventories, lease termination costs and expected severance and employee related costs. As the company undertook the actual closure process and the full reconciliation of accounts at all Exhibitgroup/Giltspur facilities, it discovered that, in addition to the amounts included in the restructuring charge, certain charges and expenses relating principally to the accounting for work-in-process and raw material inventories were necessary. Upon reviewing those additional items, it was determined that some of them related to prior periods, and could not properly be taken in the fourth quarter. As a result, Viad in consultation with its outside auditors, Deloitte & Touche LLP, determined it was necessary to restate Viad's audited financial statements for 1998, 1999 and 2000. The restatement is attributable only to Exhibitgroup/Giltspur (one of two operating companies included in the Convention and Event Services segment). The restatement has no impact on previously reported cash, revenues, or the unaudited quarterly results previously reported for 2001.

       A summary of the effects of the restatement are as follows:

                                                                               Year Ended December 31,
                                                     --------------------------------------------------------------------------
       (000 omitted, except per share data)                   2000                      1999                      1998
                                                     ----------------------    ----------------------    ----------------------
                                                   As Previously              As Previously            As Previously
                                                      Reported   As Restated    Reported   As Restated   Reported    As Restated
       Convention and Event Services:
           Revenue                                  $1,032,115    $1,032,115    $ 932,768    $ 932,768    $ 849,165    $ 849,165
           Operating income                         $   81,631    $   75,510    $  99,934    $  89,758    $  87,446    $  83,031
                                                    ==========    ==========    =========    =========    =========    =========

       Total Company:
           Income from continuing operations
                before restructuring charges
                and other items                     $  143,615    $  139,942    $ 122,428    $ 116,324    $  84,607    $  81,958
           Restructuring charges and other items           877           877        6,131        6,131       12,737       12,737
                                                    ----------    ----------    ---------    ---------    ---------    ---------
           Income from continuing
                operations                             144,492       140,819      128,559      122,455       97,344       94,695
           Income from discontinued
                operations                                                        218,954      218,954       53,296       53,296
                                                    ----------    ----------    ---------    ---------    ---------    ---------
           Net income                               $  144,492    $  140,819    $ 347,513    $ 341,409    $ 150,640    $ 147,991
                                                    ==========    ==========    =========    =========    =========    =========

           Diluted income per common share:
                Income from continuing operations
                    before restructuring charges
                    and other items                 $     1.57    $     1.53    $    1.26    $    1.20    $    0.85    $    0.82
                Restructuring charges
                    and other items                       0.01          0.01         0.06         0.06         0.13         0.13
                                                    ----------    ----------    ---------    ---------    ---------    ---------
                Income from continuing
                    operations                            1.58          1.54         1.32         1.26         0.98         0.95
                Income from discontinued
                    operations                                                       2.27         2.27         0.54         0.54
                                                    ----------    ----------    ---------    ---------    ---------    ---------
                Net income                          $     1.58    $     1.54    $    3.59    $    3.53    $    1.52    $    1.49
                                                    ==========    ==========    =========    =========    =========    =========

                           VIAD CORP AND SUBSIDIARIES
                         SUMMARY OF CONSOLIDATED INCOME
                        (PRELIMINARY - SUBJECT TO AUDIT)

NOTES TO SUMMARY OF CONSOLIDATED INCOME (CONTINUED):

(A)    Restatement (continued)

       (000 omitted, except
          per share data)              2000 First Quarter    2000 Second Quarter   2000 Third Quarter    2000 Fourth Quarter
                                       ------------------    ------------------    ------------------    ------------------
                                         As                     As                    As                    As
                                     Previously     As      Previously     As     Previously     As     Previously     As
                                      Reported   Restated    Reported   Restated   Reported   Restated   Reported   Restated
Convention and Event Services:
   Revenue                            $261,852   $261,852   $295,638    $295,638   $228,276   $228,276   $246,349   $246,349
   Operating income                   $ 27,464   $ 27,464   $ 33,326    $ 33,326   $ 12,803   $ 12,803   $  8,038   $  1,917
                                      ========   ========   ========    ========   ========   ========   ========   ========

Total Company:
   Income from continuing
      operations before
      restructuring charges
      and other items                 $ 26,053   $ 26,053   $ 42,308    $ 42,308   $ 43,135   $ 43,135   $ 32,119   $ 28,446
   Restructuring charges
      and other items                                                                   877        877
                                      --------   --------   --------    --------   --------   --------   --------   --------
   Net income                         $ 26,053   $ 26,053   $ 42,308    $ 42,308   $ 44,012   $ 44,012   $ 32,119   $ 28,446
                                      ========   ========   ========    ========   ========   ========   ========   ========

   Diluted income per common share:
      Income from continuing
           operations before
           restructuring charges
           and other items            $   0.28   $   0.28   $   0.46    $   0.46   $   0.47   $   0.47   $   0.36   $   0.32
      Restructuring charges
           and other items                                                             0.01       0.01
                                      --------   --------   --------    --------   --------   --------   --------   --------
      Net income                      $   0.28   $   0.28   $   0.46    $   0.46   $   0.48   $   0.48   $   0.36   $   0.32
                                      ========   ========   ========    ========   ========   ========   ========   ========

(B) Reportable Segments

                                                              Quarter Ended                              Year Ended
                                                               December 31,                              December 31,
                                                   ------------------------------------      ----------------------------------
       (000 omitted)                                 2001          2000            %           2001         2000          %
                                                   --------      --------      --------      --------     --------     --------
                                                               As Restated                              As Restated
Revenues:
   Payment Services (taxable equivalent basis)     $202,389      $178,665         13.3%    $  760,740   $  671,683        13.3%
   Convention and Event Services                    168,998       246,349        -31.4%       884,044    1,032,115       -14.3%
                                                   --------      --------      --------    ----------   ----------     --------
      Reportable segments                           371,387       425,014        -12.6%     1,644,784    1,703,798        -3.5%
   Travel and Recreation Services                     4,005         5,768        -30.6%        61,453       72,508       -15.2%
                                                   --------      --------      --------    ----------   ----------     --------
                                                   $375,392      $430,782        -12.9%    $1,706,237   $1,776,306        -3.9%
                                                   ========      ========      ========    ==========   ==========     ========

Operating income:
   Payment Services (taxable equivalent basis)     $ 53,747      $ 48,433         11.0%    $  176,615   $  160,055        10.3%
   Convention and Event Services                     (4,825)        1,917            NM        36,293       75,510       -51.9%
                                                   --------      --------      --------    ----------   ----------     --------
      Reportable segments                            48,922        50,350         -2.8%       212,908      235,565        -9.6%
   Travel and Recreation Services                    (1,737)       (1,454)        19.5%        14,698       19,123       -23.1%
                                                   --------      --------      --------    ----------   ----------     --------
                                                   $ 47,185      $ 48,896         -3.5%    $  227,606   $  254,688       -10.6%
                                                   ========      ========      ========    ==========   ==========     ========

NM = not meaningful

                           VIAD CORP AND SUBSIDIARIES
                         SUMMARY OF CONSOLIDATED INCOME
                        (PRELIMINARY - SUBJECT TO AUDIT)

NOTES TO SUMMARY OF CONSOLIDATED INCOME (CONTINUED):

(C) Corporate Activities -- The 2000 fourth quarter reflects the reversal of expense provisions associated with Viad's incentive plans because targets were not achieved.

(D) Income Taxes -- The actual tax rate for 2001 is higher than in 2000 due to lower tax-exempt income in proportion to total pre-tax income, resulting from a shift in the mix of investments from nontaxable to taxable investments. Even though nontaxable investments generally have higher after-tax yields than taxable investments, Viad has shifted its mix of nontaxable and taxable investments to balance its alternative minimum tax position. In addition, due to lower operating income in the Convention and Event Services segment, tax savings associated with filing consolidated state income tax returns is lower than anticipated, resulting in a higher effective state tax rate. A reconciliation of the provision for income taxes and the amount that would be computed using statutory federal income tax rates on income before income taxes is as follows:

                                                                           Year Ended December 31,
                                                    ------------------------------------------------------------------
       (000 omitted)                                           2001                                     2000
                                                    ---------------------------            ---------------------------
                                                                                                    As Restated
       Computed income taxes at
           statutory federal tax rate               $ 51,492               35.0%           $ 57,731               35.0%
       Nondeductible goodwill amortization             3,443                2.3%              3,337                2.0%
       State income taxes                              5,927                4.0%              3,167                1.9%
       Other, net                                        149                0.1%             (2,156)              (1.3%)
                                                    --------           --------            --------           --------
           Subtotal                                   61,011               41.4%             62,079               37.6%
       Tax-exempt income                             (26,228)             (17.8%)           (37,075)             (22.4%)
                                                    --------           --------            --------           --------
       Provision for income taxes                   $ 34,783               23.6%           $ 25,004               15.2%
                                                    ========           ========            ========           ========

(E) Restructuring Charges and Other Items -- In the 2001 third quarter, Viad recorded restructuring and other charges totaling $66,100,000 ($39,910,000 after-tax). The charges consist of costs associated with the closure and consolidation of certain facilities, severance and other employee benefits. The charges also include amounts for the write-down (net of estimated sales proceeds) of certain inventories and assets, facilities closure and lease termination costs (less estimated sublease income) and other exit costs.

       During the 2001 third quarter, Viad's payment services subsidiary recorded a charge totaling $5,000,000 ($3,026,000 after-tax) resulting from the bankruptcy of a large money order agent in late September. Management believes this is an unusual charge that is not expected to occur again.

       On August 18, 2000, Key3Media Group, Inc. ("Key3Media"), a company spun off by Ziff-Davis Inc., terminated a long-term agreement with GES Exposition Services, Inc. ("GES") to produce tradeshows. The companies have been involved in litigation regarding the contract termination. During the second quarter of 2001, GES and Key3Media agreed to end the litigation. As a result of the settlement, Viad recorded a noncash provision totaling $29,274,000 ($18,267,000 after-tax) in the 2001 second quarter representing primarily the write-off of net receivables and prepayments made to Key3Media. The settlement will have no adverse impact on future operations.

       A nonrecurring net gain of $877,000 ($0.01 per share) was recorded in the 2000 third quarter. The net gain included a gain of $5,655,000 (after-tax) on the July 13, 2000 sale of Viad's concession operations at America West Arena and Bank One Ballpark in Phoenix, Arizona, after deducting costs of sale and related expense provisions. Also included in this item was a $4,778,000 (after-tax) charge taken to streamline and consolidate certain operations in Viad's Convention and Event Services segment. In addition to costs related to reductions in headcount, the charge included the write-down of certain fixed assets and facility closure costs.

                           VIAD CORP AND SUBSIDIARIES
                         SUMMARY OF CONSOLIDATED INCOME
                        (PRELIMINARY - SUBJECT TO AUDIT)

NOTES TO SUMMARY OF CONSOLIDATED INCOME (CONTINUED):

(F) Supplemental Information -- Information included in the press release is presented using methods management utilizes to measure profit and performance of its operations. The information is supplemental to results presented under generally accepted accounting principles. This supplemental information includes the following:
       -- An adjustment is made to the Payment Services segment to present revenues and operating income resulting from amounts invested in tax-exempt securities on a fully taxable equivalent basis.
       -- EBITDA is defined by Viad as income before interest expense, income taxes, depreciation and amortization and restructuring charges and other items and includes the fully taxable equivalent adjustment.
       -- Cash earnings per share is defined by Viad as income (before restructuring charges and other items) plus after-tax goodwill amortization.